Exhibit 10.4

CHICAGO DEPARTMENT OF TRANSPORTATION
CITY OF CHICAGO

March 1, 2013

John Pierce
DLA Piper
701 Fifth Ave., Suite 7000
Seattle, WA 98104

Re:	First Amended and Restated Grant Agreement Between the City of Chicago ("City") and 350Green, LLC ("350Green")

Dear Mr. Pierce:

You have notified the City's Department of Transportation (CDOT) of your client 350Green's intent to transfer the ownership of 350Green to Car Charging Group, Inc. ("CCG"). CDOT approves this change in ownership, and will not consider it an Event of Default under Sec. 8.1(G) of the Grant Agreement.

As you know, 350Green is in default of the Grant Agreement. (See Notice of Default of June 14, 2012). This approval in change of ownership does not cure or obviate 350Green's events of default under the Grant Agreement in any way. In order for CCG to acquire 350Green's interests under the Grant Agreement free from default, the City will need to amend the Agreement pursuant to Sec. 9.4(B).

Very trul yours,

/s/ Gabe Klein
Gabe Klein
Commissioner Chicago Department of Transportation

cc:	Amy K. Maliza Office of the General Counsel CarCharging, Inc. 1691 Michigan Ave., Suite 601 Miami Beach, FL 33139

30 NORTH LASALLE STREET, SUITE 1100, CHICAGO, ILLINOIS 60602